Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Laffin Acquisition Corp. (“Laffin”) was incorporated in the State of Delaware on November 9, 2020. Prior to the Merger (as defined below), Laffin was a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On October 22, 2021, Laffin’s wholly-owned subsidiary, Guerrilla RF Acquisition Co., a corporation formed in the State of Delaware on October 20, 2021 (“Acquisition Sub”), merged with and into Guerrilla RF, Inc~~.~~, a privately held Delaware corporation (“Guerrilla RF”). Pursuant to this transaction (the “Merger”), Guerrilla RF was the surviving corporation and became Laffin’s wholly-owned subsidiary, and all of the outstanding stock of Guerrilla RF was converted into shares of Laffin’s common stock. In addition, all of Guerrilla RF’s outstanding warrants, options, and stock appreciation rights were assumed by Laffin. Following the consummation of the Merger, Guerrilla RF changed its name to “Guerrilla RF Operating Corporation.”

On October 22, 2021, Laffin’s board of directors and all of its pre-merger stockholders approved an amended and restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on October 22, 2021, and through which it changed its name to “Guerrilla RF, Inc.”

As a result of the Merger, Laffin acquired the business of Guerrilla RF and will continue the existing business operations of Guerrilla RF as a public reporting company under the name Guerrilla RF, Inc. In accordance with “reverse merger” or “reverse acquisition” accounting treatment, Guerrilla RF is the acquirer for financial reporting purposes. Laffin is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Guerrilla RF and will be recorded at the historical cost basis of Guerrilla RF, and the financial statements after completion of the Merger will include the assets, liabilities and results of operations of Guerrilla RF up to the day prior to the closing of the Merger and the assets, liabilities, and results of operations of the combined company from and after the closing date of the Merger. The unaudited pro forma combined financial information is based on individual historical financial statements of Guerrilla RF and Laffin prepared under U.S. GAAP and is adjusted to give effect to the Merger.

Following the Merger, on October 22, 2021, we sold 3,583,050 shares of our common stock pursuant to an initial closing of a private placement offering for up to 7,500,000 shares of our common stock (plus up to an additional 2,500,000 shares of our common stock to cover over-subscriptions in the event the private placement offering is oversubscribed) at a purchase price of $2.00 per share (the “Offering”). On November 5, 2021, we completed an additional closing of the Offering and sold 1,221,000 shares of our common stock at a purchase price of $2.00 per share. The total gross proceeds from the Offering was $9.6 million. We may hold one or more subsequent closings.

The unaudited pro forma combined balance sheet as of September 30, 2021 gives effect to the Merger as if it had been consummated on September 30, 2021, and includes adjustments that give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 give effect to the Merger as if it had been consummated on January 1, 2020, and include adjustments that give effect to events that are directly attributable to the transaction and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments below presented.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations and comprehensive loss or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Guerrilla RF’s audited financial statements for the years ended December 31, 2020, and 2019, and the accompanying notes, and the unaudited interim financial statements as of and for the nine months ended September 30, 2021, and 2020, and the accompanying notes, and (2) Laffin’s audited financial statements as of December 31, 2020 and for the period from November 9, 2020 (inception) through December 31, 2020 and the accompanying notes, and the related unaudited condensed interim balance sheet as of September 30, 2021 and the related unaudited condensed interim statements of operations, statement of changes in stockholders’ deficit, and statements of cash flows for the nine months ended September 30, 2021 and 2020 and the accompanying notes.

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Unaudited Pro Forma Combined Balance Sheets
As of September 30, 2021

		Laffin	Pro Forma Adjustments
	Guerrilla RF, Inc.	Acquisition Corp.	Merger		Private Placement		Combined Pro Forma
Assets
Cash	$403,574	$7,392	$(50,000	)(a)	$9,177,395	(e)	$8,306,233
			(1,477	)(d)			-
			(1,230,651	)(b)			-
Accounts receivable, net	1,277,599	-	-		-		1,277,599
Inventories	1,283,323	-	-		-		1,283,323
Prepaid expense	332,983	-	702,191	(c)	-		1,035,174
Total current assets	3,297,479	7,392	(579,937)		9,177,395		11,902,329

Property, plant and equipment, net	984,019	-	-		-		984,019
Total Assets	$4,281,498	$7,392	$(579,937)		$9,177,395		$12,886,348

Liabilities
Current portion of debt	$749,057	$64,960	$(64,960	)(a)	$-		$749,057
Capital lease current portion	103,708	-	-		-		103,708
Accounts payable and accrued expenses	937,236	4,500	(4,500	)(i)	-		937,236
Total current liabilities	1,790,001	69,460	(69,460)		-		1,790,001

Capital lease	253,234	-			-		253,234
Long-term debt, less current	6,232,296	-	(6,086,697	)(h)	-		145,599
Total Liabilities	8,275,531	69,460	(6,156,157)		-		2,188,834

Preferred stock	4,852	-	(4,852	)(f)	-		-
Common stock	2,509	500	(3,009	)(e)	3,191	(e)	3,191
Additional paid-in-capital	9,128,820	-	5,188,562	(j)	9,174,204	(e)	23,491,586
Accumulated deficit	(13,130,214)	(62,568)	395,519	(k)	-		(12,797,263)
Total Stockholders' Deficit	$(3,994,033)	$(62,068)	$5,576,220		$9,177,395		$10,697,514
Total Liabilities and Stockholders' Deficit	$4,281,498	$7,392	$(579,937)		$9,177,395		$12,886,348

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Unaudited Pro Forma Combined Income Statements
For the Nine Months Ended September 30, 2021

	Guerrilla RF, Inc.	Laffin Acquisition Corp.	Pro Forma Adjustments		Combined Pro Forma

Revenue	$7,745,012	$-	$-		$7,745,012
Cost of revenue	3,138,735	-	-		3,138,735
Gross profit	$4,606,277	-	-		4,606,277
Operating expenses
Administration	1,361,558	44,626	-		1,406,184
Sales and marketing	1,883,436	-	-		1,883,436
Research and development	3,181,567	-	-		3,181,567
Total operating expenses	6,426,561	44,626	-		6,471,187
Loss from operations	(1,820,284)	(44,626)	-		(1,864,910)
Interest expense	(469,783)	-	380,559	(g)	(89,224)
Other income (expense)	1,369,100	-	14,960	(g)	1,384,060
Total other income (expense)	899,317	-	395,519		1,294,836
Net loss	$(920,967)	$(44,626)	$395,519		$(570,074)
Net loss per common share	$(0.40)	$(0.01)			$(0.02)
Weighted average common shares outstanding	2,290,142	5,000,000			31,909,692

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Unaudited Pro Forma Combined Income Statements

For the Year Ended December 31, 2020

	Guerrilla RF, Inc.	Laffin Acquisition Corp.	Pro Forma Adjustments		Combined Pro Forma

Revenue	$8,089,390	$-	$-		$8,089,390
Cost of revenue	2,911,120	-	-		2,911,120
Gross profit	5,178,270	-	-		5,178,270
Operating expenses
Administration	999,731	17,942	1,961,355	(i)	2,979,028
Sales and marketing	2,129,238	-	-		2,129,238
Research and development	3,591,336	-	-		3,591,336
Total operating expenses	6,720,305	17,942	$1,961,355		8,699,602
(Loss) from operations	(1,542,035)	(17,942)	(1,961,355)		(3,521,332)
Interest expense	(1,241,525)	-	1,229,435	(g)	(12,090)
Other income (expense)	771,841	-	14,960	(g)	786,801
Total other income (expense)	(469,684)	-	1,244,395		774,711
Net loss	$(2,011,719)	$(17,942)	$(716,960)		$(2,746,621)
Net loss per common share	$(0.89)	$(0.00)			$(0.09)
Weighted average common shares outstanding	2,260,358	4,622,642			31,909,692

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Notes to Unaudited Pro Forma Financial Statements

(a)	To record $50,000 repayment of a note payable to a stockholder of Laffin immediately prior to the Merger. The remainder of the note payable of $14,960 was forgiven.

(b)	To record payment of Merger-related transaction costs, including insurance premiums noted in (c).

(c)	Directors and officers (D&O) liability insurance premiums for the coming 12 months recorded as a prepaid expense ($702,191).

(d)	To record cash payment to one unaccredited investor of Guerrilla RF in connection with the repurchase of his shares

(e)

On October 22, 2021, Laffin issued 30,688,692 shares of common stock, with a par value of $0.0001 per share in connection with the Offering and the Merger. Shares were sold in the Offering at a price of $2.00 per share. In November 2021, Laffin completed an additional closing of the Offering and issued 1,221,000 shares of common stock at a price of $2.00 per share. The proceeds, net of placement agent expenses estimated at $730 thousand, are $9.2 million.

(f)	Conversion of 4,852,414 preferred shares to common shares of Laffin at par value of $.0001.

(g)	The unaudited pro forma statements of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, reflects adjustments for: 1) the reduction in interest expense of $380,559 and $1,229,435, respectively, to reflect the conversion of the investor notes payable as if the conversion occurred on January 1, 2020, and 2) the elimination of a Laffin shareholder note payable of $64,960 that had a capped payoff of $50,000 at the closing of the Merger.

(h)	The unaudited pro forma balance sheets as of September 30, 2021, and the year ended December 31, 2020, reflect an adjustment for the conversion of investor promissory notes payable in the aggregate amount of $6,086,697 to common stock at a par value of $.0001. The corresponding note purchase agreements provide for the mandatory conversion of the convertible notes into shares of the Laffin’s common stock upon the closing of the Merger.

(i)

Reflects adjustment for non-recurring transaction costs recorded in historical period that will not have a continuing impact on the pro forma combined financial statements noting: 1) the adjustment excludes $118,873 of legal professional fees incurred prior to the Merger which are included in the Offering expenses noted in ( b ) and ( e ), and 2) the adjustment includes straight-line monthly amortization of premiums for a one-year D&O policy (c).

(j)	Reflects the net effect of all Merger adjustments excluding the Offering adjustments.

(k)	Reflects the net effect of ( a ), ( g ), and ( i ).